Exhibit 99.1

PRESS RELEASE

10/27/22

Carlisle Companies Reports Record Third Quarter Results

SCOTTSDALE, ARIZONA, October 27, 2022 - Carlisle Companies Incorporated (NYSE:CSL) today announced its third quarter 2022 financial results.

•Generated record year-over-year third quarter revenues of $1.8 billion, up 36.4% (28.3% organic)
•Delivered record GAAP Diluted EPS of $4.84 and Adjusted Diluted EPS of $5.66, an increase of 89.3% from prior year
•Underlying trends in U.S. non-residential construction markets remained strong
•Significant interest and activity in Carlisle's sustainable building solutions driven by rising energy costs, sustainability trends and projected investment from the Inflation Reduction Act
•Repurchased 105 thousand shares for $26 million in the quarter, totaling $201 million YTD
•Increased annual dividend 39% to $3.00, our 46th consecutive year of increases

Comments from Chris Koch, Chair, President and Chief Executive Officer

"In the third quarter, the Carlisle team continued to focus on delivering and enhancing the Carlisle Experience - our commitment to meeting the needs of our end users, distributors and contractors by providing industry-leading, energy-efficient solutions with the highest quality standards - to drive outstanding results. The performance delivered by the entire Carlisle team this quarter was especially remarkable given the macroeconomic environment, which has been a challenge for several years, and is becoming even more complicated with rising interest rates, high inflation and a war in Europe. Despite another year of uncertainty and volatility in global markets, the Carlisle team came together to deliver on our commitments, leveraging strong underlying U.S. non-residential construction demand and mitigating market pressures to deliver a sixth consecutive quarter of record year-over-year sales and earnings performance in the midst of a global pandemic and recovery.

As we move into the fourth quarter, these results continue to demonstrate Carlisle's progress towards achieving our goals as laid out in Vision 2025, including delivering $15 of GAAP earnings per share.

Highlighting some of the significant drivers and accomplishments in the third quarter:

•U.S. non-residential construction demand remains strong, and we are optimistic that solid underlying trends will overcome recent and well-understood macroeconomic pressures;
•Pricing at all of our businesses continues to be positive;
•Across our businesses, improvements in supply chain and greater availability of materials are leading us toward a more normalized operating environment;
•Residential markets are facing increased pressure due to interest rate hikes, significant inflation, and, at the consumer level, a reduction in building products expenditures. While impactful in the short term, we believe that longer term, fundamentals in residential markets remain attractive given the undersupply of homes in the U.S. and growing demand for energy-efficient building solutions, particularly given recent supporting legislation and rising energy costs;

•Aerospace markets continue their recovery, driving record backlogs and increased profitability in our CIT business on the back of restructuring actions taken over the past few years. We are very optimistic about the prospects for continued recovery in the aerospace markets, supported by a well-known shortage of aircraft which has caused U.S. airlines to cut back on flights as they struggle to cope with the rebound in passenger demand;
•We also continued our disciplined approach to capital allocation in the third quarter by:
◦Repurchasing 105 thousand shares for $26.1 million, adding to our cumulative share repurchases since 2017 of $2 billion;
◦Paying $38.9 million of dividends in the quarter, and raising our annual dividend 39% to $3.00, which continues our 46-year trend of annual dividend increases; and
◦Investing $47.8 million into our businesses in the form of capital expenditures to drive innovation and the Carlisle Experience as exemplified by the third quarter launch of our industry-first 16' TPO line in Carlisle, PA.

In closing, I want to again express my gratitude for the hard work and perseverance of our employees. Their resilience and experience have helped us deliver record results throughout 2022 and will continue to provide Carlisle with a competitive advantage as we navigate this highly complex environment. We remain optimistic for the remainder of 2022, and are excited to continue our drive to exceed Carlisle's commitments under Vision 2025."

Third Quarter 2022

Revenue for the third quarter of $1.8 billion increased 36.4% year-over-year. Organic revenue increased 28.3% (organic revenue defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar). Acquired revenues contributed a total of 9.2% in the quarter. Changes in foreign exchange rates had a negative 1.1% impact on revenues.

Operating income for the third quarter of $348.2 million increased 109.1% from $166.5 million in the third quarter of 2021. Income from continuing operations for the third quarter of $255.2 million increased 125.8% from $113.0 million in the third quarter of 2021. Adjusted EBITDA for the third quarter of $437.8 million increased 74.9% from $250.3 million in the third quarter of 2021.

Diluted earnings per share (EPS) for the third quarter of $4.84 increased 128.3% from $2.12 in the third quarter of 2021. Adjusted diluted EPS for the third quarter of $5.66 increased 89.3% from $2.99 in the third quarter of 2021. The increase in EPS reflects strong operating results at CCM, continued contributions from CWT, improving performance at CIT and CFT, and share repurchases.

Third Quarter 2022 Segment Highlights

Carlisle Construction Materials (CCM)
•Revenues of $1.1 billion, up 39.1% (+40.1% organic) year-over-year, were driven by the strength of U.S. commercial roofing demand and price realization, partially offset by what we consider near-term softness in our Architectural Metals business, challenges in our European business due to war and the related energy crisis, and unfavorable impact from changes in foreign exchange rates.
•Operating income was $341.7 million, up 88.7% year-over-year. Adjusted EBITDA was $354.1 million, up 82.4% year-over-year, reflecting an adjusted EBITDA margin of 32.5%, which was positively impacted by higher volumes, positive pricing, and savings from the Carlisle Operating System (COS), and partially offset by unfavorable product mix and raw material, freight and wage inflation.
•We now expect to deliver full year revenue growth in the 35-40% range.

Carlisle Weatherproofing Technologies (CWT)
•Revenues of $406.7 million, up 44.3% (+2.2% organic) year-over-year, were driven by the Henry acquisition and positive pricing.
•Operating income was $9.6 million, up 60.0% year-over-year. Adjusted EBITDA was $59.1 million, up 27.4% year-over-year reflecting an adjusted EBITDA margin of 14.5%, which was positively impacted by contribution from Henry, positive pricing, and savings from COS, and partially offset by lower volumes in residential-related businesses, and raw material, freight and wage inflation.
•We continue to expect full year 2022 sales to increase approximately 60% year-over-year.

Carlisle Interconnect Technologies (CIT)
•Revenues of $223.7 million, up 25.2% (+25.5% organic) year-over-year, were driven by continued strengthening of aerospace and medical end markets.
•Operating income was $12.9 million, up from a loss of $0.5 million in 2021. Adjusted EBITDA was $33.3 million, up 43.5% year-over-year reflecting an adjusted EBITDA margin of 14.9%, which was positively impacted by higher volumes, positive pricing, and COS savings, partially offset by wage inflation and unfavorable mix.
•We now expect full year 2022 sales to exceed 20% year-over-year.

Carlisle Fluid Technologies (CFT)
•Revenues of $73.4 million, up 3.2% (+10.1% organic) year-over-year, reflected higher volumes and positive pricing, partially offset by unfavorable impact from changes in foreign exchange rates.
•Operating income was $11.7 million up 149% year-over-year. Adjusted EBITDA was $15.8 million, up 45.0% year-over-year reflecting an adjusted EBITDA margin of 21.5%, which was positively impacted by price realization and savings from COS, and partially offset by raw material and wage inflation, and unfavorable impact of foreign exchange.
•We now expect full year 2022 sales to increase mid-single digits including foreign exchange headwinds.

Cash Flow

Operating cash flow from continuing operations for the nine months ended September 30, 2022, was $591.2 million, an increase of $315.8 million versus the prior year. Free cash flow from continuing operations was $460.7 million, an increase of $267.5 million versus prior year (defined as cash provided by operating activities less capital expenditures, and comprised of continuing operations). This increase was driven by higher net income year-over-year, partially offset by higher working capital uses related to the impact of rising raw material costs and volume on inventory.

During the quarter ended September 30, 2022, we deployed $26.1 million toward share repurchases and paid $38.9 million in cash dividends. As of September 30, 2022, we had $625.4 million of cash and cash equivalents and $1.0 billion of availability under our revolving credit facility.

Conference Call and Webcast

Carlisle will discuss third quarter 2022 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:

Domestic toll free: 844-200-6205
International: +1 929-526-1599
Conference ID: 776488

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential or expected impacts of the global COVID-19 pandemic. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “intends,” “forecast,” and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: risks from the global COVID-19 pandemic, including, for example, expectations regarding the impact of the COVID-19 pandemic on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results or our full-year financial outlook, increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity or data security breaches at our businesses or third parties; and the outcome of pending and future litigation and governmental proceedings and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets, and general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena, including the Russian invasion of Ukraine, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

Non-GAAP Disclosure

Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue and free cash flow that are not recognized under GAAP. Management believes that adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management also believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release.

About Carlisle Companies Incorporated

Carlisle Companies Incorporated is a leading supplier of innovative Building Envelope products and energy-efficient solutions for customers creating sustainable buildings of the future. Through its building products businesses (CCM and CWT) and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Over the life of a building, Carlisle’s products help drive lower greenhouse gas emissions, improve energy savings for building owners and operators, and increase a building’s resiliency to the elements. Driven by its strategic plan, Vision 2025, Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Carlisle also is a leading provider of products to the Aerospace, Medical Technologies and General Industrial markets through its Interconnect Technologies (CIT) and Fluid Technologies (CFT) business segments.

CONTACT:	Jim Giannakouros, CFA
Vice President of Investor Relations
(480) 781-5135
jgiannakouros@carlisle.com

* EPS referenced in this release is from continuing operations unless otherwise noted.

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2022	2021	2022	2021
Revenues	$1,794.1	$1,315.6	$5,137.3	$3,434.3

Cost of goods sold	1,201.8	944.0	3,422.1	2,510.1
Selling and administrative expenses	209.0	192.6	622.6	504.7
Research and development expenses	13.1	12.8	38.0	37.0
Other operating expense (income), net	22.0	(0.3)	18.5	(2.5)
Operating income	348.2	166.5	1,036.1	385.0
Interest expense, net	22.6	19.8	67.6	58.2
Interest income	(3.0)	(0.2)	(3.8)	(1.1)
Other non-operating expense, net	1.2	0.9	3.8	5.6
Income from continuing operations before income taxes	327.4	146.0	968.5	322.3
Provision for income taxes	72.2	33.0	223.1	66.1
Income from continuing operations	255.2	113.0	745.4	256.2

Discontinued operations:
(Loss) income before income taxes	(0.2)	2.2	3.9	13.0
Provision for (benefit from) income taxes	0.3	(26.9)	(0.5)	(24.4)
(Loss) income from discontinued operations	(0.5)	29.1	4.4	37.4
Net income	$254.7	$142.1	$749.8	$293.6

Basic earnings per share attributable to common shares:
Income from continuing operations	$4.91	$2.15	$14.32	$4.86
(Loss) income from discontinued operations	(0.01)	0.55	0.08	0.71
Basic earnings per share	$4.90	$2.70	$14.40	$5.57

Diluted earnings per share attributable to common shares:
Income from continuing operations	$4.84	$2.12	$14.12	$4.80
(Loss) income from discontinued operations	(0.01)	0.55	0.08	0.70
Diluted earnings per share	$4.83	$2.67	$14.20	$5.50

Average shares outstanding:
Basic	51.9	52.3	51.9	52.6
Diluted	52.6	53.0	52.6	53.2

Dividends declared and paid per share	$0.75	$0.54	$1.83	$1.59

I

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in millions)	2022	2021
Net cash provided by operating activities	$588.6	$283.9

Investing activities:
Proceeds from sale of discontinued operation, net of cash disposed	132.0	247.7
Capital expenditures	(130.5)	(88.9)
Acquisitions, net of cash acquired	(24.7)	(1,573.9)
Investment in securities	10.3	(10.2)
Other investing activities, net	2.2	2.1
Net used in investing activities	(10.7)	(1,423.2)

Financing activities:
Proceeds from notes	—	842.6
Borrowings from revolving credit facility	—	650.0
Repayments of revolving credit facility	—	(650.0)
Financing costs	—	(1.7)
Repurchases of common stock	(201.1)	(290.6)
Dividends paid	(95.6)	(84.2)
Proceeds from exercise of stock options	39.3	77.4
Withholding tax paid related to stock-based compensation	(13.3)	(8.4)
Other financing activities, net	(2.5)	(1.2)
Net cash (used in) provided by financing activities	(273.2)	533.9

Effect of foreign currency exchange rate changes on cash and cash equivalents	(3.7)	(1.2)

Change in cash and cash equivalents	301.0	(606.6)
Less: change in cash and cash equivalents of discontinued operations	—	(5.1)
Cash and cash equivalents at beginning of period	324.4	897.1
Cash and cash equivalents at end of period	$625.4	$295.6

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	September 30, 2022	December 31, 2021
Cash and cash equivalents	$625.4	$324.4
Long-term debt, including current portion	2,931.7	2,927.4
Total stockholders' equity	3,041.7	2,629.5

II

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue

Organic revenue (defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,
(in millions)	CSL		CCM		CWT		CIT		CFT
2021 Revenue (GAAP)	$1,315.6		$783.9		$281.9		$178.7		$71.1
Organic (volume/price)	372.8	28.3%	314.0	40.1%	6.1	2.2%	45.5	25.5%	7.2	10.1%
Acquisitions	120.4	9.2%	—	—%	120.4	42.7%	—	—%	—	—%
FX impact	(14.7)	(1.1)%	(7.6)	(1.0)%	(1.7)	(0.6)%	(0.5)	(0.3)%	(4.9)	(6.9)%
Total change	478.5	36.4%	306.4	39.1%	124.8	44.3%	45.0	25.2%	2.3	3.2%
2022 Revenue (GAAP)	$1,794.1		$1,090.3		$406.7		$223.7		$73.4

	Nine Months Ended September 30,
(in millions)	CSL		CCM		CWT		CIT		CFT
2021 Revenue (GAAP)	$3,434.3		$2,063.1		$659.3		$503.4		$208.5
Organic (volume/price)	1,291.5	37.6%	1,038.4	50.3%	116.9	17.7%	118.6	23.5%	17.6	8.4%
Acquisitions	441.4	12.9%	—	—%	441.4	66.9%	—	—%	—	—%
FX impact	(29.9)	(0.9)%	(16.7)	(0.8)%	(2.9)	(0.4)%	(0.7)	(0.1)%	(9.6)	(4.6)%
Total change	1,703.0	49.6%	1,021.7	49.5%	555.4	84.2%	117.9	23.4%	8.0	3.8%
2022 Revenue (GAAP)	$5,137.3		$3,084.8		$1,214.7		$621.3		$216.5
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow

Free cash flow is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
Operating cash flow (GAAP)	$365.1	$112.4	$588.6	$283.9
Less: operating cash flow from discontinued operations	(0.5)	(2.3)	(2.6)	8.5
Operating cash flow from continuing operations	$365.6	$114.7	$591.2	$275.4

Capital expenditures (GAAP)	$(47.8)	$(33.8)	$(130.5)	$(88.9)
Less: capital expenditures from discontinued operations	—	(1.1)	—	(6.7)
Capital expenditures from continuing operations	$(47.8)	$(32.7)	$(130.5)	$(82.2)

Operating cash flow from continuing operations	$365.6	$114.7	$591.2	$275.4
Capital expenditures from continuing operations	(47.8)	(32.7)	(130.5)	(82.2)
Free cash flow from continuing operations	$317.8	$82.0	$460.7	$193.2

III

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA margin are intended to provide investors and others with information about the Company's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s businesses and evaluate the Company’s performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2022	2021	2022	2021
Net income (GAAP)	$254.7	$142.1	$749.8	$293.6
Less: (loss) income from discontinued operations (GAAP)	(0.5)	29.1	4.4	37.4
Income from continuing operations (GAAP)	255.2	113.0	745.4	256.2
Provision for income taxes	72.2	33.0	223.1	66.1
Interest expense, net	22.6	19.8	67.6	58.2
Interest income	(3.0)	(0.2)	(3.8)	(1.1)
EBIT	347.0	165.6	1,032.3	379.4
Exit and disposal, and facility rationalization costs	1.4	3.4	4.2	14.0
Inventory step-up amortization and transaction costs	2.4	22.2	3.2	24.4
Impairment charges	25.1	1.8	25.3	1.8
Losses from acquisitions and disposals	0.3	—	0.7	3.5
(Gains) losses from insurance	(1.4)	(0.3)	(1.1)	0.2
Losses from litigation	—	—	—	0.1
Total non-comparable items	27.8	27.1	32.3	44.0
Adjusted EBIT	374.8	192.7	1,064.6	423.4
Depreciation	24.7	21.6	72.7	62.2
Amortization	38.3	36.0	117.5	94.2
Adjusted EBITDA	$437.8	$250.3	$1,254.8	$579.8
Divided by:
Total revenues	$1,794.1	$1,315.6	$5,137.3	$3,434.3
Adjusted EBITDA margin	24.4%	19.0%	24.4%	16.9%

IV

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30, 2022
(in millions)	CCM	CWT	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$341.7	$9.6	$12.9	$11.7	$(27.7)
Non-operating expense (income)(1)	1.2	0.2	(0.8)	(0.4)	1.0
EBIT	340.5	9.4	13.7	12.1	(28.7)
Exit and disposal, and facility rationalization costs	—	—	1.4	—	—
Inventory step-up amortization and transaction costs	—	—	—	0.1	2.3
Impairment charges	—	24.8	—	—	0.3
Losses (gains) from acquisitions and disposals	—	0.2	0.1	—	—
Gains from insurance	—	—	—	(1.4)	—
Total non-comparable items	—	25.0	1.5	(1.3)	2.6
Adjusted EBIT	340.5	34.4	15.2	10.8	(26.1)
Depreciation	9.8	6.4	6.1	1.4	1.0
Amortization	3.8	18.3	12.0	3.6	0.6
Adjusted EBITDA	$354.1	$59.1	$33.3	$15.8	$(24.5)
Divided by:
Total revenues	$1,090.3	$406.7	$223.7	$73.4	$—
Adjusted EBITDA margin	32.5%	14.5%	14.9%	21.5%	NM
(1)Includes other non-operating expense (income), which may be presented in separate line items on the Condensed Consolidated Statements of Income.

	Three Months Ended September 30, 2021
(in millions)	CCM	CWT	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$181.1	$6.0	$(0.5)	$4.7	$(24.8)
Non-operating expense (income)(1)	0.3	0.1	(0.1)	(0.2)	0.8
EBIT	180.8	5.9	(0.4)	4.9	(25.6)
Exit and disposal, and facility rationalization costs	0.1	—	2.8	0.5	—
Inventory step-up amortization and transaction costs	—	22.3	—	—	(0.1)
Impairment charges	—	—	1.8	—	—
(Gains) losses from acquisitions and disposals	(0.1)	0.1	—	—	—
Gains from insurance	—	—	—	(0.3)	—
Losses (gains) from litigation	—	—	0.1	—	(0.1)
Total non-comparable items	—	22.4	4.7	0.2	(0.2)
Adjusted EBIT	180.8	28.3	4.3	5.1	(25.8)
Depreciation	9.1	3.8	6.3	1.4	1.0
Amortization	4.2	14.3	12.6	4.4	0.5
Adjusted EBITDA	$194.1	$46.4	$23.2	$10.9	$(24.3)
Divided by:
Total revenues	$783.9	$281.9	$178.7	$71.1	$—
Adjusted EBITDA margin	24.8%	16.5%	13.0%	15.3%	NM
(1)Includes other non-operating expense (income), which may be presented in separate line items on the Condensed Consolidated Statements of Income.

V

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Nine Months Ended September 30, 2022
(in millions)	CCM	CWT	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$961.7	$106.1	$18.3	$23.5	$(73.5)
Non-operating expense (income)(1)	2.1	0.4	(1.6)	(0.3)	3.2
EBIT	959.6	105.7	19.9	23.8	(76.7)
Exit and disposal, and facility rationalization costs	—	0.1	4.1	—	—
Inventory step-up amortization and transaction costs	—	—	—	0.1	3.1
Impairment charges	—	25.0	—	—	0.3
(Gains) losses from acquisitions and disposals	(0.1)	0.2	0.5	0.1	—
Losses (gains) from insurance	—	0.3	—	(1.4)	—
(Gains) losses from litigation	—	—	(0.1)	—	0.1
Total non-comparable items	(0.1)	25.6	4.5	(1.2)	3.5
Adjusted EBIT	959.5	131.3	24.4	22.6	(73.2)
Depreciation	28.3	19.1	18.3	4.3	2.7
Amortization	12.9	55.3	36.0	11.6	1.7
Adjusted EBITDA	$1,000.7	$205.7	$78.7	$38.5	$(68.8)

Total revenues	$3,084.8	$1,214.7	$621.3	$216.5	$—
Adjusted EBITDA margin	32.4%	16.9%	12.7%	17.8%	NM
(1)Includes other non-operating (income) expense, which may be presented in separate line items on the Condensed Consolidated Statements of Income.

	Nine Months Ended September 30, 2021
(in millions)	CCM	CWT	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$446.8	$39.0	$(24.1)	$15.6	$(92.3)
Non-operating expense(1)	2.6	0.1	(0.1)	1.3	1.7
EBIT	444.2	38.9	(24.0)	14.3	(94.0)
Exit and disposal, and facility rationalization costs	0.1	—	13.0	0.9	—
Inventory step-up amortization and transaction costs	—	22.3	—	0.1	2.0
Impairment charges	—	—	1.8	—	—
Losses from acquisitions and disposals	2.1	0.1	0.3	0.2	0.8
Losses (gains) from insurance	0.3	0.2	—	(0.3)	—
Losses from litigation	—	—	0.1	—	—
Total non-comparable items	2.5	22.6	15.2	0.9	2.8
Adjusted EBIT	446.7	61.5	(8.8)	15.2	(91.2)
Depreciation	27.4	9.4	18.6	4.0	2.8
Amortization	12.2	29.3	37.9	13.3	1.5
Adjusted EBITDA	$486.3	$100.2	$47.7	$32.5	$(86.9)

Total revenues	$2,063.1	$659.3	$503.4	$208.5	$—
Adjusted EBITDA margin	23.6%	15.2%	9.5%	15.6%	NM
(1)Includes other non-operating (income) expense, which may be presented in separate line items on the Condensed Consolidated Statements of Income.

VI

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS

Adjusted net income and adjusted diluted earnings per share is intended to provide investors and others with information about Carlisle's performance without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income and diluted earnings per share determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's adjusted net income and adjusted diluted earnings per share follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$254.7	$4.83		$142.1	$2.67
Less: (loss) income from discontinued operations (GAAP)		(0.5)	(0.01)		29.1	0.55
Income from continuing operations (GAAP)		255.2	4.84		113.0	2.12
Exit and disposal, and facility rationalization costs	1.4	1.1	0.02	3.4	2.5	0.05
Inventory step-up amortization and transaction costs	2.4	1.8	0.03	22.2	18.3	0.34
Impairment charges	25.1	19.0	0.36	1.8	1.5	0.03
Losses from acquisitions and disposals	0.3	0.2	0.01	—	—	—
Gains from insurance	(1.4)	(1.0)	(0.02)	(0.3)	(0.2)	—
Acquisition-related amortization(3)	36.8	28.4	0.53	34.7	26.3	0.49
Discrete tax items(4)	—	(5.7)	(0.11)	—	(2.3)	(0.04)
Total adjustments		43.8	0.82		46.1	0.87
Adjusted net income		$299.0	$5.66		$159.1	$2.99
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

VII

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$749.8	$14.20		$293.6	$5.50
Less: income from discontinued operations (GAAP)		4.4	0.08		37.4	0.70
Income from continuing operations (GAAP)		745.4	14.12		256.2	4.80
Exit and disposal, and facility rationalization costs	4.2	3.2	0.06	14.0	10.5	0.20
Inventory step-up amortization and transaction costs	3.2	2.4	0.05	24.4	20.0	0.37
Impairment charges	25.3	19.2	0.36	1.8	1.5	0.03
Losses from acquisitions and disposals(3)	0.7	0.5	0.01	3.5	2.6	0.05
(Gains) losses from insurance	(1.1)	(0.7)	(0.01)	0.2	0.2	—
Losses from litigation	—	—	—	0.1	0.1	—
Acquisition-related amortization(4)	113.0	85.9	1.62	90.7	68.7	1.29
Discrete tax items(5)	—	(7.4)	(0.14)	—	(12.1)	(0.23)
Total adjustments		103.1	1.95		91.5	1.71
Adjusted net income		$848.5	$16.07		$347.7	$6.51
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)After-tax impact includes discrete items related to indemnification asset write-offs, which had a zero impact to net income and diluted EPS ($(0.8) million in 2021).
(4)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(5)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

VIII